      As filed with the Securities and Exchange Commission on May 9, 1997
                                                       Registration No. 333
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                              BIO-VASCULAR, INC.
            (Exact name of registrant as specified in its charter)

         Minnesota                                         41-1526554
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification No.)

      2575 University Avenue                                   55114
        St. Paul, Minnesota                                  (Zip Code)
(Address of Principal Executive Offices)

                             ---------------------

                           CERTAIN NON-PLAN OPTIONS
                        CERTAIN RESTRICTED STOCK AWARDS
                           (Full title of the plan)

                             ---------------------

                                M. Karen Gilles
                            Chief Financial Officer
                            2575 University Avenue
                          St. Paul, Minnesota  55114
                    (Name and address of agent for service)

                                (612) 603-3700
         (Telephone number, including area code, of agent for service)

                             ---------------------

       Approximate date of commencement of proposed sale to the public:
          Immediately upon the filing of this registration statement

                             ---------------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                           Proposed maximum          Proposed maximum
 Title of securities to be   Amount to be registered(1)   offering price per        aggregate offering       Amount of registration
         registered                                            share(2)                  price(2)                     fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share (3)........        206,334 shares               $9.85                  $2,032,461.75                  $615.90
====================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted, on the basis of the weighted average exercise price of such options of $10.00; and (ii) with respect to shares registered hereunder for resale, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on May 6, 1997 of $5.125 per share, as reported by the Nasdaq National Market.

(3)  Each share of Common Stock includes one Common Stock Purchase Right.

================================================================================

                                EXPLANATORY NOTE

     As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of restricted securities must be filed as a part of a Registration Statement on Form S-8. Accordingly, the Prospectus that is to be used for reoffers and resales of shares of Common Stock acquired prior to the effective date of this Registration Statement pursuant to the grant of certain restricted stock awards has been filed as a part of this Registration Statement.

PROSPECTUS

                                 6,344 Shares
                              BIO-VASCULAR, INC.
                                 Common Stock

                            -----------------------

     This Prospectus relates to 6,334 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Bio-Vascular, Inc. (the "Company") that may be offered for sale for the account of certain shareholders of the Company as stated herein under the heading "Selling Shareholders."

     The Selling Shareholders have advised the Company that sales of the Shares offered hereunder by them, or by their pledgees, donees, transferees or other successors in interest, may be made from time to time in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Common Stock for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), to describe any material arrangements for the sale of the Shares offered hereunder when such arrangements are entered into by any of the Selling Shareholders and any other broker-dealers that participate in the sale of the Shares.

     The Selling Shareholders and any broker-dealers or other persons acting on their behalf in connection with the sale of Common Stock hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Common Stock as principals may be deemed to be underwriting commissions under the Securities Act. As of the date hereof, there are no special selling arrangements between any broker-dealer or other person and any Selling Shareholder.

     No period of time has been fixed within which the Shares may be offered or sold. None of the proceeds from the sale of the Shares will be received by the Company. The Company will pay all expenses with respect to this offering, except for brokerage fees and commissions and transfer taxes for the Selling Shareholders, which will be borne by the Selling Shareholders.

     The shares of Common Stock offered hereby involve certain risks. See "Risk Factors" beginning on page 3 of this Prospectus.

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "BVAS." On May 6, 1997, the last sale price of the Common Stock on the Nasdaq National Market was $5.00 per share.

                            -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

                  The date of this Prospectus is May 9, 1997.

     No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling shareholders. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

                                  THE COMPANY

     Bio-Vascular, Inc. (the "Company") develops, manufactures and markets proprietary specialty medical products for use in thoracic, cardiac, neuro and vascular surgery. The Company's products include the Tissue-Guard product line and the Biograft(R) peripheral vascular graft. The Tissue-Guard product line includes Peri-Strips(R), Dura-Guard(R), Vascu-Guard(R), Supple Peri-Guard(R), Peri-Guard(R), Tissue-Guard(TM) and Supple Tissue-Guard(TM). Tissue-Guard products are made from bovine pericardium (the thin membrane surrounding the heart of cattle) processed using the Company's proprietary tissue-fixation technologies. The Tissue-Guard products, made in various configurations, are used in a wide variety of surgical procedures and are designed to reinforce, reconstruct and repair tissue and prevent leaks of air, blood and other body fluids. Biograft is used to bypass blocked blood vessels and is produced from modified human umbilical veins. The Company also markets and sells two surgical tools used in cardiac and vascular surgery, Flo-Rester(R), vessel occluders and the Bio-Vascular Probe(R), both of which are used in bypass surgeries.

     Peri-Strips was cleared to market by the Food and Drug Administration ("FDA") in April of 1994. Peri-Strips are used primarily in lung volume reduction surgery ("LVRS") and other surgical procedures on the lung. LVRS is performed principally on patients with late-stage emphysema who have significantly reduced respiratory function. During a bilateral procedure, a portion of each diseased lung is removed from the patient to provide relief from the symptoms of emphysema. Peri-Strips are designed to prevent air leakage at the surgical staple line which is essential to successful LVRS. While there is considerable evidence that LVRS can significantly improve patients' breathing capacity, exercise tolerance and quality of life, there does not present exist, however, a statistically significant body of clinical data from which to draw conclusions concerning long-term outcomes associated with LVRS, as the procedure was first performed less than four years ago. See "Risk Factors--Limitations on Third-Party Reimbursement".

     Dura-Guard, which was cleared to market by the FDA in June of 1995, is a dural patch used in cranial surgery designed to reduce post-surgical adhesions and fluid leakage. Vascu-Guard which was cleared to market by the FDA in June of 1995, is a vascular patch used primarily in carotid endarterectomy procedures designed to improve tissue integration and reduce suture line bleeding. In addition, the Company markets Supple Peri-Guard and Peri-Guard as a general soft-tissue patching material for use in specialty surgical procedures.

     The Company was incorporated in Minnesota in July 1985. The Company's principal executive offices are located at 2575 University Avenue, St. Paul, Minnesota 55114, and its telephone number is (612) 603-3700.

                                 RISK FACTORS

     The following factors should be considered in evaluating an investment in the Common Stock. The Company also cautions readers that this Prospectus, and the information incorporated herein by reference, includes certain forward-looking statements and information that are based on management's beliefs as well as on assumptions made by, and upon information currently available to, management. When used in this Prospectus or in information incorporated herein by reference, the words "expect," "anticipate," "intend," "plan," "believe," "seek" and "estimate" or similar expressions or the negative thereof are intended to identify such forward-looking statements. However, this Prospectus and the information incorporated herein by reference also contain other forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following risk factors, which could cause the Company's future results and shareholder values to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company's ability to control or predict. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Limitations on Third-Party Reimbursement

     The Company's products are purchased primarily by hospitals and other users, which bill various third-party payers, such as government health programs, private health insurance plans, managed care organizations and other similar programs, for the health care goods and services provided to their patients. Payers may deny reimbursement if they determine that a product used in a procedure was not used in accordance with established payor protocol regarding cost-effective treatment methods or was used for an unapproved indication.

     Third-party payers are also increasingly challenging the prices charged for medical products and services and, in some instances, have put pressure on medical device suppliers to lower their prices. The Company is unable to predict what changes will be made in the reimbursement methods used by third-party health care payers. There can be no assurance that the surgical procedures in which the Company's products are used will continue to be considered cost-effective by third-party payers, that reimbursement for such surgeries will be available or, if available will continue, or that payers' reimbursement levels will not adversely affect the Company's ability to sell its products on a profitable basis. The cost of health care has risen significantly over the past decade, and there have been and may continue to be proposals by legislators, regulators and third-party payers to curb these costs. Failure by hospitals and other users of the Company's products to obtain reimbursement from third-party payers, changes in third-party payers' policies towards reimbursement for procedures using the Company's products or legislative action could have a material adverse effect on the Company's business, financial condition and results of operations.

     In January of 1996, the Healthcare Financing Administration ("HCFA"), the agency of the federal government that administers Medicare, made a national policy decision not to reimburse LVRS ("the HCFA decision"), which had been reimbursed nationwide on a regional basis during fiscal 1994 and 1995. The Company estimates that approximately 70% of the patients undergoing LVRS in fiscal 1995 were Medicare patients. In April of 1996, the National Institute of Health ("NIH") announced a collaborative study of LVRS with HCFA. The study, as it is currently structured, is estimated to take seven years if it goes to completion and will include 2,580 Medicare patients, with a little more than half of those receiving bilateral open median sternotomy or thoracoscopic LVRS. This represents less than 2% of those currently estimated to benefit from LVRS. The HCFA decision materially and adversely affected the Company's financial results. In fiscal 1996 revenue from the sale of Peri-Strips decreased $1,214,000 to $4,336,000. The Company understands that some private insurance companies and managed care organizations are currently reimbursing LVRS based on their own evaluation of the procedure and its outcomes. It is unknown whether these private payers will change their reimbursement practices in the future.

Highly Competitive Industries and Risk of Technological Obsolescence

     The Company faces intense competition. The medical products industry is highly competitive and characterized by rapid innovation and technological change. The Company expects technology to continue to develop rapidly, and the Company's success will depend to a large extent on its ability to maintain a competitive position with its technology. There can be no assurance that the Company will be able to compete effectively in the marketplace or that products developed by its competitors will not render its products obsolete or non-competitive. Similarly, there can be no assurance that the Company's competitors will not succeed in developing or marketing products that are viewed by physicians as providing superior clinical performance or are less expensive relative to the Company's products currently marketed or to be developed. Several established companies manufacture and sell surgical products which compete with all of the Company's surgical products. The companies with which the Company competes have greater distribution capabilities, substantially greater capital resources and larger marketing, research and development staffs and facilities than the Company. In addition, many of the Company's competitors offer broader product lines within the Company's specific product markets. Broad product lines may give the Company's competitors the ability to negotiate exclusive, long-term medical product supply contracts and the ability to offer comprehensive pricing for their products, including those that compete with the Company's products. By offering a broader product line in the general field of medical products and supplies, competitors may also have a significant advantage in marketing competing products to group purchasing organizations and managed care organizations that increasingly seek to reduce costs. There can be no assurance that the Company will be able to compete effectively with such manufacturers.

Intellectual Property

     The Company protects its technology through trade secrets and proprietary know-how and through patents, both owned and licensed. The Company seeks to protect its trade secrets and proprietary know-how through confidentiality agreements with employees, consultants and other parties. Supple Peri-Guard, which is used in the manufacture of the majority of the Company's Tissue-Guard products, is protected exclusively by trade secrets. There can be no assurance that the Company's trade secrets or confidentiality agreements will provide meaningful protection of the Company's proprietary information or, in the event of a breach of any confidentiality agreement, that the Company will have adequate remedies. There can be no assurance that any pending or future patent applications will result in issued patents, or that any current or future patent, regardless of whether the Company is an owner or licensee of such patent, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under its licensing agreements will provide a competitive advantage to the Company. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company or that the Company's technology does not or will not infringe patents or other rights owned by others.

     The medical product industry is characterized by frequent and substantial intellectual property litigation, and competitors may resort to intellectual property litigation as a means of competition. Intellectual property litigation is complex and expensive, and the outcome of such litigation is difficult to predict. Any future litigation, regardless of the outcome, could result in substantial expense to the Company and significant diversion of the efforts of the Company's technical and management personnel.

Litigation may also be necessary to enforce patents issued to the Company and license agreements entered into by the Company, to protect trade secrets or know-how owned by the Company or to determine the enforceability, scope and validity of the proprietary rights of others. An adverse determination in any such proceeding could subject the Company to significant liabilities to third parties, or require the Company to seek licenses from third parties or pay royalties that may be substantial. Furthermore, there can be no assurance that necessary licenses would be available to the Company on satisfactory terms, if at all. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent the Company from manufacturing or selling certain of its products which in turn would have a material adverse effect on the Company's business, financial condition and results of operations.

Risks Associated with Human Tissue Products

     Both the United States and Europe have recently focused attention on the safety of tissue banks, spurred by incidents of the transmission of human disease during tissue transplantation. In the United States, recent regulations drafted by the FDA have outlined requirements for tissue banks. The regulations have specifically excluded from regulation medical devices subject to FDA review, including preserved umbilical cord vein grafts such as Biograft. As a result, the Company does not expect Biograft to be subject to tissue bank regulations in the United States and the related expensive donor screening and donor testing procedures. There can be no assurance, however, that the FDA will not impose additional regulatory requirements on Biograft at some later date or that Biograft would be able to meet any such new requirements.

     The future regulatory environment for Biograft in Europe is unclear. While the MDD issued by the EU explicitly excludes medical devices derived from human tissue from regulation, certain European medical device manufacturers are actively lobbying for the re-inclusion of such devices in the MDD. If this effort is successful, the earliest date for applying for CE mark approval for Biograft is expected to be 1998. In addition, if extensive donor screening and donor testing requirements are imposed, such requirements could make it uneconomical to sell Biograft in Europe even under the CE mark. Biograft accounted for 9% and 11% of the Company's net revenue and international net revenue, respectively, for the year ended October 31, 1996.

     Bovine Spongiform Encephalopathy ("BSE") is endemic in cattle in the United Kingdom (UK) and has received much publicity in Europe regarding beef for dietary consumption. Under the direction of the USDA, the U.S. government has had an active program of surveillance and import controls since the late 1980's, designed to prevent the introduction of BSE into U.S. cattle. To date, all evidence indicates that U.S. cattle are free of BSE. The Company obtains all of its raw pericardium from USDA slaughterhouses. To date, BSE has not impeded sale of the Company's products worldwide. The Company's Notified Body, the British Standards Institute ("BSI"), and French authorities have specifically reviewed Tissue-Guard sourcing and manufacturing processes and have then accepted the Company's bovine pericardium products. The Company cannot predict whether or not a case of BSE may someday be reported in the U.S. If a case of BSE were reported in the U.S. cattle, it could have a material adverse effect on the Company's business, financial condition and results of operations. As a result of concerns related to BSE, if certain countries were to prohibit the sale of Tissue-Guard products such prohibition by certain countries could have a material adverse effect on the Company's business, financial condition and results of operation.

Governmental Regulation

     The Company's products, development activities and manufacturing processes are subject to extensive and rigorous regulation by the FDA and by comparable agencies in foreign countries. In the

United States, the FDA regulates the introduction, manufacturing, labeling and record keeping procedures for medical devices. The process of obtaining marketing clearance from the FDA for new products and new applications for existing products can be time-consuming and expensive, and there is no assurance that such clearances will be granted or that FDA review will not involve delays that would adversely affect the Company's ability to commercialize additional products or additional applications for existing products. In addition, certain of the Company's products that are in the research and development stage may be subject to a lengthy and expensive pre-market approval ("PMA") process with the FDA. Even if regulatory approvals to market a product are obtained from the FDA, these approvals may entail limitations on the indicated uses of the product. Product approvals by the FDA can also be withdrawn due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial approval. The FDA could also limit or prevent the manufacture or distribution of the Company's products and has the power to require the recall of such products. FDA regulations depend heavily on administrative interpretation, and there can be no assurance that future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company. The FDA, various state agencies and foreign regulatory agencies inspect the Company and its facilities from time to time to determine whether the Company is in compliance with various regulations relating to manufacturing practices, validation, testing, quality control and product labeling. A determination that the Company is in violation of such regulations could lead to imposition of civil penalties, including fines, product recalls or product seizures and, in extreme cases, criminal sanctions.

     Approximately 22% of the Company's revenue in fiscal 1996 resulted from sales of its products outside the Untied States through independent distributors. International regulatory bodies have established varying regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. The Company relies on independent distributors to comply with these foreign regulatory requirements and communication between foreign regulatory agencies and the Company is indirect and occurs through the foreign distributor. The inability or failure of independent distributor to comply with the varying regulations or the imposition of new regulations could restrict such distributors' ability to sell the Company's products internationally and thereby adversely affect the Company's business, financial condition and results of operations.

     The new registration scheme in the EU requires that the Company's quality system conform with the ISO 9001 international quality standard and that its products conform with the "essential requirements" set forth by the MDD for the class of products produced by the Company. Compliance with these requirements will allow the Company to issue a "Declaration of Conformity" and apply the CE mark to products, allowing free sale in the EU. While the Company has obtained the "CE" mark for its Tissue-Guard products, there can be no assurance that the Company will be able to maintain compliance with the regulations to retain the CE mark. In addition, it is uncertain whether the Company will be successful in obtaining the CE mark for its other products or new product introductions. Failure to obtain the CE mark by 1998 would limit the Company's ability to sell its products in Europe and would have a material adverse effect on the Company's business, financial condition and results of operations.

Exposure to Product Liability Claims; Risk of Product Recall

     The medical product industry historically has been litigious, and the manufacture and sale of the Company's products inherently entails a risk of product liability claims. Because the Company's principal products are designed to be permanently placed in the human body, production errors could result in an unsafe product and injury to the patient. Although the Company maintains product liability insurance in amounts believed to be adequate based upon the nature and risks of its business in general and its actual experience to date, there can be no assurance that one or more liability claims will not exceed the coverage limits of such policies or that such insurance will continue to be available on commercially reasonable terms, if at all. Furthermore, the Company does not expect to be able to obtain insurance covering its costs and losses as the result of any recall of its products due to alleged defects, whether such a recall is instituted by the Company or required by a regulatory agency.

     In September 1996 the Company voluntarily issued a Safety Alert regarding the usage of its bovine pericardium as a urethral sling and removed "urethral sling" from the "indications" statement in its instructions for use. The Company issued the safety alert as a prudent course of action. The deletion of "urethral sling" from the labeling caused the action to fall into the category of a "field correction". In November 1966 the FDA acknowledged this field correction and reported it in the "FDA Weekly Enforcement Report" of November 11, 1996 as a "recall", as the definition of a recall encompasses field corrections. No product units were physically recalled and none were returned to the Company. Although Peri-Guard and Supple Peri-Guard have included the urethral sling indications in their labeling for several years, the products were rarely used in this application until late 1995. At that time a handful of urological surgeons began using the products in place of autologous facia slings to treat female urinary incontinence. Approximately 65 transvaginal implants were done, resulting in 16 explants due to vaginal discharge, opening of the vaginal incision, and localized inflammation without fever. These results were similar to those which have been reported for synthetic urethral slings.

     A product liability claim, recall or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on the business, financial condition and results of operations of the Company.

Dependence on Distributor Sales

     Sales to distributors constitute a significant portion of the Company's current business. In the year ended October 31, 1996, three domestic distributors accounted for an aggregate of 44% of gross revenue, with each of such distributors accounting for in excess of 10% of the Company's gross revenue for the period. There can be no assurance that the Company will be able to maintain its relationships with these significant distributors, or, in the event of termination of any of such relationships, that a new replacement distributor will be found. The loss of a significant distributor could materially adversely affect the Company's business, financial condition and results of operations if a new distributor or other suitable sales organization could not be found on a timely basis in the relevant geographic market.

                              SELLING SHAREHOLDERS

     This Prospectus relates to the offering of 6,334 shares of Common Stock of the Company by the Selling Shareholders named below. The shares being offered by the Selling Shareholders hereunder were acquired pursuant to the grant of certain restricted stock awards to employees of Bio-Vascular. The following table sets forth certain information, as of April 1, 1997, and as adjusted to reflect the sale of the shares offered hereby, with respect to the beneficial ownership of the Common Stock by the Selling Shareholders. Unless otherwise noted below, each Selling Shareholder possess sole voting and investment power with respect to the shares shown opposite such Selling Shareholder's name.

                                                          Beneficial Ownership
                                                                of Common
                                                          Stock After Offering
                                Shares of                      (1)(2)(3)
                               Common Stock               --------------------
                               Beneficially    Number of              Percent
                               Owned Before    Shares to    Number   of Class
Name                         Offering (1)(2)    be Sold    of Shares     (4)
----                         ----------------  --------- -----------  --------
Robert Crohn...............       2,019          1,286         733       *
Mark Hughes................       4,129          2,957       1,172       *
Elizabeth Kempen...........       2,997          1,967       1,030       *
Camille Meyer..............       4,220            124       4,096       *

                 Total.....                      6,334


--------------------------------------
*    Less than one percent (1%).

(1) Based upon questionnaires received from each selling shareholder, or a representative of the selling shareholder, in connection with the preparation of the Registration Statement on Form S-8, of which this Prospectus is a part.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such person or group.

(3) This assumes all shares being offered and registered hereunder are sold, although no Selling Shareholder is obligated to sell any shares.

(4)  Based upon 9,547,538 shares of Common Stock outstanding as of May 6, 1997.

                            VALIDITY OF COMMON STOCK

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly, Minneapolis, Minnesota.

                                    EXPERTS

      The financial statements of the Company as of October 31, 1996 and 1995, and for each of the three years in the period ended October 31, 1996, incorporated by reference in this Prospectus, have been audited and reported upon by Coopers & Lybrand L.L.P., independent accountants. Such financial statements have been incorporated by reference in this Prospectus in reliance upon the report of Coopers & Lybrand L.L.P., incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates and consents to the use of their report thereon, such financial statements also will be incorporated by reference in this Prospectus in reliance upon their report and said authority.

                          AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website at http://www.sec.gov that contains reports, proxy and information statements, registration statements and other information that has been or will be filed by the Company.

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act. This Prospectus does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. Copies of the Registration Statement and the exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the offices of the Commission set forth above. For further information, reference is made to the Registration Statement and its exhibits.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-13907) are incorporated by reference in this Prospectus: (1) the Company's Annual Report on Form 10-K for the year ended October 31, 1996; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997;
(3) the Company's Current Report on Form 8-K dated November 26, 1996; (4) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act since October 31, 1996; (5) the description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description; and
(6) the description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Bio-Vascular, Inc., 2575 University Avenue, St. Paul, Minnesota, 55114, Attention: M. Karen Gilles, Chief Financial Officer, telephone (612) 603-3700.

                                    PART II
                              INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission (File No. 0-13907) are incorporated by reference in this Registration Statement: (1) the Company's Annual Report on Form 10-K for the year ended October 31, 1996; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997; (3) the Company's Current Report on Form 8-K dated November 26, 1996; (4) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act since October 31, 1996; (5) the description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description; and
(6) the description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The financial statements of the Company incorporated by reference in this Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, for the periods indicated in such firm's report thereon, which report is included in the Company's Annual Report on Form 10-K for the year ended October 31, 1996. The financial statements audited by Coopers & Lybrand L.L.P. have been incorporated herein by reference in reliance on such firm's report given on their authority as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

Item 4. Description of Securities.

     The descriptions of the Company's Common Stock and the Common Stock Purchase Rights to be offered pursuant to this Registration Statement have been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article 5, Section 5.1 of the Company's Bylaws provides that directors, officers, employees and agents, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by applicable state law.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Item 7. Exemption from Registration Claimed.

      The shares to be reoffered or resold pursuant to this Registration Statement were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act, which provides an exemption for transactions not involving a public offering. In determining that such exemption was available, the Company relied on the fact that, as an offering only to employees, directors and consultants of the Company, the shares were being issued through direct communication only to a limited number of investors having both knowledge of and access to most relevant information regarding the Company and that the certificates evidencing such shares bear a legend restricting transfer in non-registered transactions.

Item 8. Exhibits.

4.1 Restated Articles of Incorporation of the Company, as amended (filed herewith electronically).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File No. 33-74750)).

4.3 Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10 (File No. 0-13907)).

4.4 Rights Agreement dated effective as of June 12, 1996, between the Company and American Stock Transfer and Trust Company, which includes as Exhibit A the form of Rights Certificate (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 12, 1996 (File No. 0-13907)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

23.1    Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2    Consent of Coopers & Lybrand L.L.P. (filed herewith electronically).

24.1    Power of Attorney (included on page II-4 of this Registration
        Statement).

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on May 9, 1997.

                                        BIO-VASCULAR, INC.

                                        By: /s/ John T. Karcanes
                                           -------------------------------------
                                           John T. Karcanes
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Karcanes and M. Karen Gilles, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 9, 1997 by the following persons in the capacities indicated.

/s/ John T. Karcanes
--------------------------   President, Chief Executive Officer
John T. Karcanes             (Principal Executive Officer) and Director

/s/ M. Karen Gilles
--------------------------   Vice President of Finance and Chief
M. Karen Gilles              Financial Officer (Principal Financial and
                             Accounting Officer)
/s/ James F. Lyons
--------------------------   Chairman of the Board of Directors
James F. Lyons

/s/ Richard W. Perkins
--------------------------   Director
Richard W. Perkins

/s/ Anton R. Potami
--------------------------   Director
Anton R. Potami

--------------------------   Director
Timothy M. Scanlan

--------------------------   Director
Edward E. Strickland

                              BIO-VASCULAR, INC.
                            REGISTRATION STATEMENT
                                  ON FORM S-8

                               INDEX TO EXHIBITS
                               -----------------


Item No.      Description                     Method of Filing
--------      -----------                     ----------------
4.1           Restated Articles of
              Incorporation of the            Filed herewith
              Company, as amended.......      electronically.


4.2           Amended and Restated            Incorporated by
              Bylaws of the Company.....      reference to Exhibit 3.2
                                              to the Company's
                                              Registration Statement
                                              on Form S-4 (File No.
                                              33-74750).
4.3           Form of the Company's
              Common Stock Certificate..      Incorporated by
                                              reference to Exhibit 4.1
                                              to the Company's
                                              Registration Statement
                                              on Form 10  (File No.
                                              0-13907).
4.4           Rights Agreement dated
              effective as of June
              12, 1996, between the
              Company and American
              Stock Transfer and
              Trust Company, which            Incorporated by
              includes as Exhibit A           reference to Exhibit 4.1
              the form of Rights              to the Company's Current
              Certificate...............      Report on Form 8-K,
                                              dated June 12, 1996
                                              (File No. 0-13907).




5.1           Opinion and Consent of
              Oppenheimer Wolff &
              Donnelly..................      Filed herewith
                                              electronically.

23.1          Consent of Oppenheimer
              Wolff & Donnelly..........      Included in Exhibit 5.1.


23.2          Consent of Coopers &
              Lybrand L.L.P.............      Filed herewith
                                              electronically.

24.1          Power of Attorney.........      Included on page II-4 of
                                              this Registration
                                              Statement.

                                      E-1